                                                                     EXHIBIT 9.1



                             SHAREHOLDERS AGREEMENT


        THIS SHAREHOLDERS AGREEMENT (the "Agreement") is made as of March 18, 1998 by and among CyberSource Corporation, a California corporation (the "Company") (only with respect to Section 3 of the Agreement) with its principal office at 3031 Tisch Way, Suite 900, San Jose, CA 95128, and the holders of the Company's Series C Preferred Stock and Series D Preferred Stock listed on the signature pages attached hereto (each individually an "Investor," and collectively, the "Investors").

                                    RECITALS


        A. Pursuant to that certain Series C Preferred Stock Purchase Agreement, dated as of September 26, 1997, certain of the Investors purchased shares of the Company's Series C Preferred Stock (the "Series C Preferred").

        B. Concurrently with the execution and delivery of this Agreement, certain of the Investors are purchasing shares of the Company's Series D Preferred Stock (the "Series D Preferred") pursuant to that certain Series D Preferred Stock Purchase Agreement.

        C. The Investors wish to agree among themselves as to the designation of the person to be elected to the Board (as set forth in the Fourth Amended and Restated Articles of Incorporation of the Company (the "Articles") by the holders of the Company's Series C and Series D Preferred Stock, and to set forth their agreements and understandings with respect to certain other matters, as set forth herein.

                                    AGREEMENT


        NOW, THEREFORE, the parties hereby agree as follows:

        1. Shares Subject to Agreement. Each Investor agrees to hold all of its shares of Series C Preferred, Series D Preferred and any Common Stock issuable upon conversion thereof (hereinafter referred to as the "Voting Shares") subject to, and to vote such Voting Shares in accordance with, the provisions of this Agreement.

        2. Board of Directors. Each time the shareholders of the Company meet or act by written consent in lieu of meeting in accordance with the California Corporations Code for the purpose of electing directors, each of the Investors agrees to vote its Voting Shares in a manner that would elect as the director designated by holders of the Series C Preferred and Series D Preferred (the "Series C/D Director") the person designated (the "GRP Designee") by Global Retail Partners, L.P. (together with its affiliates, "GRP"). Each of the Investors also agrees to vote its Voting Shares in a manner that (i) at GRP's request, would remove and replace the Series C/D Director with a new GRP Designee and (ii) in the event of a vacancy in the Series C/D Director, fill such vacancy with a new GRP Designee.

           (a) Termination. This Agreement shall terminate upon the closing of an Initial Registered Public Offering (as defined in the Articles).

        3. Successors in Interest.

           (a) The provisions of this Agreement shall be binding upon the successors in interest to any of the Voting Shares. The Company shall not permit the transfer of any of the Voting Shares on its books or issue a new certificate representing any of the Voting Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof.

           (b) Each certificate representing any of the Voting Shares shall be marked by the Company with a legend reading as follows:

               "THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER) AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT."

        4. Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

        5. Authority. Each party hereto represents and warrants that this Agreement has been duly authorized, executed and delivered on behalf of such party.

        6. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements entered into and performed in the State of California solely by residents thereof.

        7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        8. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effective (i) upon personal delivery or upon delivery by confirmed facsimile or electronic transmission (with duplicate original sent by United States mail), (ii) if sent by overnight courier, one (1) business day after deposit with the overnight courier service, or (iii) if sent by United States mail, three (3) business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, and addressed (a) if to an Investor, at such Investor's address set forth in the Series D Stock Purchase Agreement, or at such other address as such Investor shall have furnished to the Company in writing, or (b) if to the Company, at the address set forth on the first page of this Agreement addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Investors.

        9. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

        10. Amendment and Waiver. Any provision of this Agreement may be amended with the written consent of GRP and a majority in interest of the other Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Investor and the Company.

        11. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on he part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

        12. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersede all prior agreements or understandings among the parties. The Series C Shareholders Agreement, dated September 26, 1997, is expressly superseded, void and no longer of any force or effect.



                (Remainder of this page intentionally left blank)

        IN WITNESS WHEREOF, the parties have executed this Shareholders Agreement as of the date first written above.


CYBERSOURCE CORPORATION, a California       VULCAN VENTURES INCORPORATED
corporation

                                            By: /s/ WILLIAM D. SAVOY
                                                --------------------------------
By:  /s/ WILLIAM S. MCKIERNAN               Name:  William D. Savoy
    -----------------------------                  -----------------------------
Name:  William S. McKiernan                 Title: Vice President
       --------------------------                  -----------------------------
Title: President & CEO
       --------------------------

                                            GLOBAL RETAIL PARTNERS, L.P.

                                            By:   GLOBAL RETAIL PARTNERS, INC.
                                                  General Partner


                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Its:
                                                 -------------------------------


                                            GLOBAL RETAIL PARTNERS FUNDING, INC.


                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Its:
                                                 -------------------------------


                                            GRP PARTNERS, L.P.


                                            By:   GLOBAL RETAIL PARTNERS, INC.
                                                  General Partner


                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Its:
                                                 -------------------------------

        IN WITNESS WHEREOF, the parties have executed this Shareholders Agreement as of the date first written above.


CYBERSOURCE CORPORATION, a California       VULCAN VENTURES INCORPORATED
corporation

                                            By:
                                                --------------------------------
By:                                         Name:
    -----------------------------                  -----------------------------
Name:                                       Title:
       --------------------------                  -----------------------------
Title:
       --------------------------

                                            GLOBAL RETAIL PARTNERS, L.P.

                                            By:   GLOBAL RETAIL PARTNERS, INC.
                                                  General Partner


                                            By: /s/ OSAMU WATANABE
                                                --------------------------------
                                            Name: Osamu Watanabe
                                                  ------------------------------
                                            Its: Vice President
                                                 -------------------------------


                                            GLOBAL RETAIL PARTNERS FUNDING, INC.


                                            By: /s/ OSAMU WATANABE
                                                --------------------------------
                                            Name: Osamu Watanabe
                                                  ------------------------------
                                            Its: Vice President
                                                 -------------------------------


                                            GRP PARTNERS, L.P.


                                            By:   GLOBAL RETAIL PARTNERS, INC.
                                                  General Partner


                                            By: /s/ OSAMU WATANABE
                                                --------------------------------
                                            Name: Osamu Watanabe
                                                  ------------------------------
                                            Its: Vice President
                                                 -------------------------------

                                            DLJ DIVERSIFIED PARTNERS, L.P.


                                            By:   DLJ DIVERSIFIED PARTNERS, INC.
                                                  General Partner


                                            By: /s/ OSAMU WATANABE
                                                --------------------------------
                                            Name: Osamu Watanabe
                                                  ------------------------------
                                            Its: Vice President
                                                 -------------------------------


                                            DLJ DIVERSIFIED PARTNERS-A, L.P.


                                            By:   DLJ DIVERSIFIED PARTNERS, INC.
                                                  General Partner


                                            By: /s/ OSAMU WATANABE
                                                --------------------------------
                                            Name: Osamu Watanabe
                                                  ------------------------------
                                            Its: Vice President
                                                 -------------------------------


                                            DLJ FIRST ESC, L.P.


                                            By:     DLJ LBO PLANS MANAGEMENT
                                                    CORPORATION, General Partner


                                            By: /s/ OSAMU WATANABE
                                                --------------------------------
                                            Name: Osamu Watanabe
                                                  ------------------------------
                                            Its: Vice President
                                                 -------------------------------


                                            DLJ ESC II, L.P.

                                            By:     DLJ LBO PLANS MANAGEMENT
                                                    CORPORATION, General Partner


                                            By: /s/ OSAMU WATANABE
                                                --------------------------------
                                            Name: Osamu Watanabe
                                                  ------------------------------
                                            Its: Vice President
                                                 -------------------------------

                          UH TECHNOLOGY PARTNERS, LDC



                                   By: [SIG]
                                       -----------------------------------------

                                   General Partner of its Investment Manager,
                                   Unterberg Harris Capital Management, LP


                                   UH CAPITAL  PARTNERS INTERNATIONAL, LDC


                                   By: [SIG]
                                       -----------------------------------------

                                   General Partner of its Investment Manager,
                                   Unterberg Harris Capital Management, LP


                                   UNTERBERG HARRIS PRIVATE EQUITY PARTNERS, LP


                                   By: [SIG]
                                       -----------------------------------------

                                   Member of its Investment General Partner,
                                   Unterberg Harris LLC


                                   UNTERBERG HARRIS PRIVATE EQUITY PARTNERS, CV


                                   By: [SIG]
                                       -----------------------------------------

                                   Member of its Investment General Partner,
                                   Unterberg Harris LLC

                                   RAINBOW TRADING PARTNERS, LTD.


                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------

                          UH TECHNOLOGY PARTNERS, LDC



                                   By:
                                       -----------------------------------------

                                   General Partner of its Investment Manager,
                                   Unterberg Harris Capital Management, LP


                                   UH CAPITAL  PARTNERS INTERNATIONAL, LDC


                                   By:
                                       -----------------------------------------

                                   General Partner of its Investment Manager,
                                   Unterberg Harris Capital Management, LP


                                   UNTERBERG HARRIS PRIVATE EQUITY PARTNERS, LP


                                   By:
                                       -----------------------------------------

                                   Member of its Investment General Partner,
                                   Unterberg Harris LLC


                                   UNTERBERG HARRIS PRIVATE EQUITY PARTNERS, CV


                                   By:
                                       -----------------------------------------

                                   Member of its Investment General Partner,
                                   Unterberg Harris LLC

                                   RAINBOW TRADING PARTNERS, LTD.


                                   By: /s/ STANFORD C. FINNEY, JR.
                                       -----------------------------------------
                                   Name: Stanford C. Finney, Jr.
                                         ---------------------------------------
                                         President

                                Its: President
                                     ----------------------------------------

                                RAINBOW TRADING VENTURE PARTNERS, L.P.


                                By: /s/ STANFORD C. FINNEY, JR.
                                    -----------------------------------------
                                Name: Stanford C. Finney, Jr.
                                      ---------------------------------------
                                Its: President
                                     ----------------------------------------


                               WA&H INVESTMENTS, L.L.C.

                               By: Wessels, Arnold & Henderson Group, L.L.C. its managing member


                               By:
                                   ---------------------------------------------
                               Name:
                                     -------------------------------------------
                               Its:
                                    --------------------------------------------


                               WILBLAIRCO ASSOCIATES, L.P.


                               By:
                                   ---------------------------------------------
                               Name:
                                     -------------------------------------------
                               Its:
                                    --------------------------------------------


                               FARLEY INDUSTRIES, INC.


                               By:
                                   ---------------------------------------------
                               Name:
                                     -------------------------------------------
                               Its:
                                    --------------------------------------------


                               FARLEY INC.


                               By:
                                   ---------------------------------------------
                               Name:
                                     -------------------------------------------
                               Its:
                                    --------------------------------------------


                               PACIFIC ASSET PARTNERS

                                RAINBOW TRADING VENTURE PARTNERS, L.P.


                                By:
                                    -----------------------------------------
                                Name:
                                      ---------------------------------------
                                Its:
                                     ----------------------------------------


                               WA&H INVESTMENTS, L.L.C.

                               By: Wessels, Arnold & Henderson Group, L.L.C. its managing member


                               By: [SIG]
                                   ---------------------------------------------
                               Name: THOMAS BRIGL
                                     -------------------------------------------
                               Its: CFO
                                    --------------------------------------------


                               WILBLAIRCO ASSOCIATES, L.P.


                               By:
                                   ---------------------------------------------
                               Name:
                                     -------------------------------------------
                               Its:
                                    --------------------------------------------


                               FARLEY INDUSTRIES, INC.


                               By:
                                   ---------------------------------------------
                               Name:
                                     -------------------------------------------
                               Its:
                                    --------------------------------------------

                                Its:
                                     ----------------------------------------

                                RAINBOW TRADING VENTURE PARTNERS, L.P.


                                By:
                                    -----------------------------------------
                                Name:
                                      ---------------------------------------
                                Its:
                                     ----------------------------------------


                               WA&H INVESTMENTS, L.L.C.

                               By: Wessels, Arnold & Henderson Group, L.L.C. its managing member


                               By:
                                   ---------------------------------------------
                               Name:
                                     -------------------------------------------
                               Its:
                                    --------------------------------------------


                               WILBLAIRCO ASSOCIATES, L.P.


                               By: /s/ STEPHEN CAMPBELL
                                   ---------------------------------------------
                               Name: Stephen Campbell
                                     -------------------------------------------
                               Its: Partner
                                    --------------------------------------------


                               FARLEY INDUSTRIES, INC.


                               By:
                                   ---------------------------------------------
                               Name:
                                     -------------------------------------------
                               Its:
                                    --------------------------------------------


                               FARLEY INC.


                               By:
                                   ---------------------------------------------
                               Name:
                                     -------------------------------------------
                               Its:
                                    --------------------------------------------


                               PACIFIC ASSET PARTNERS

                                     By: /s/ ROBERT M. STAFFORD
                                         ---------------------------------------
                                     Name: Robert M. Stafford
                                           -------------------------------------
                                     Its:  General Partner
                                           -------------------------------------



                                     ------------------------------------
                                     STANFORD C. FINNEY, JR.

                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Its:
                                           -------------------------------------


                                     BVP INVESTORS I, L.L.C.


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                                     /s/ STANFORD C. FINNEY, JR.
                                     ------------------------------------
                                     STANFORD C. FINNEY, JR.



                                      -8-